UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005 (April 13, 2005)

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 13, 2005, Blue Ridge Real Estate Company (the “Company”) entered into an agreement with Dobrinski Brothers, Inc. (“Dobrinski”), whereby Dobrinski agreed to provide equipment, supplies and personnel for the construction of all erosion and sedimentation control plans and land clearing for the golf course currently under construction on a parcel of property located at Jack Frost Mountain ski area in Blakeslee, Pennsylvania.  Under the agreements, the Company agreed to pay Dobrinski an aggregate of approximately $1,220,114.30, payable in progress payments as the work is completed.  The agreement acknowledges that Golf Strategies, LLC (“Golf Strategies”) is the architect and project manager for the golf course.  Dobrinski is to submit applications for payment to Golf Strategies by the 25th day of each month.  Upon the approval by Golf Strategies, the applications for payment are to be submitted to the Company for payment on or before the 15th of the following month.  Construction of the golf course commenced on or about March 1, 2005 and is scheduled for completion on or about November 4, 2005.

Dobrinski may terminate the agreement under certain circumstances if work is stopped for at least 30 consecutive days and the work stoppage is not caused by Dobrinski.  The Company may terminate the agreements under certain circumstances, including Dobrinski’s failure to perform its obligations under the agreements.  In addition, the Company may terminate the agreements without cause.

The foregoing is only a summary of the agreement.  You are urged to read such agreement in its entirety for a more complete description of the terms and conditions of such agreement.  A copy of the agreement is attached to this report as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of April 13, 2005, between Blue Ridge Real Estate Company and Dobrinski Brothers, Inc. for the Jack Frost National Golf Club project in the amount of $1,220,114.30.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: April 15, 2005	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of April 13, 2005, between Blue Ridge Real Estate Company and Dobrinski Brothers, Inc. for the Jack Frost National Golf Club project in the amount of $1,220,114.30.